Exhibit 99.2

Freenome Debuts as a Publicly Traded Company
Focused on Blood-Based Early Cancer Detection

– Freenome common stock expected to begin trading on the Nasdaq Capital Market under the ticker symbol “FRNM” on July 21, 2026 –

– Gross proceeds to Freenome totaled more than $300 million through a PIPE, led by Perceptive Advisors and RA Capital, and funds held by Perceptive Capital Solutions Corp’s trust account  –

– Capital will support Freenome’s cancer screening portfolio, AI/ML-enabled multiomics platform and commercial infrastructure -

Brisbane, CA (July 20, 2026) — Freenome Holdings, Inc. (“Freenome”) (Nasdaq: FRNM), an early cancer detection company developing blood-based screening tests, today announced the closing of its previously announced business combination with Perceptive Capital Solutions Corp. (formerly Nasdaq: PCSC) (“PCSC”). The combined company will be renamed Freenome, Inc. and is expected to commence trading on the Nasdaq Capital Market on July 21, 2026, with its common stock trading under the new ticker symbol “FRNM”.

The combined company is expected to have approximately $310 million in gross proceeds, consisting of approximately $70 million from the former PCSC trust account and a concurrent, fully committed $240 million private placement (PIPE).

The PIPE was led by Perceptive Advisors and RA Capital and included participation from ADAR1 Capital Management, Bain Capital Life Sciences, Farallon Capital Management and other leading healthcare investors.

“Freenome is entering this next chapter as a public company with exceptional momentum and the capital to execute on our vision,” said Aaron Elliott, Ph.D., CEO of Freenome. “With our platform clinically validated, our CLIA laboratory processing commercial samples, and transformative partnerships with Abbott and Roche in place, we can now focus on what matters most: scaling our portfolio of Personalized Cancer Detection screening tests and reaching the millions of Americans who remain unscreened today.”

Freenome’s Personalized Cancer Detection (PCD) approach to screening combines multiomic blood-based tests with integrated digital solutions to help providers identify eligible patients and deliver guideline-based screening for each individual based on their health profile. By linking screening results with longitudinal real-world data, PCD is designed to expand participation, inform product enhancements and support more precise screening over time.

“When we founded Freenome more than a decade ago, we believed the real advantage in cancer screening would come from learning across biological signals, products and cancer types, not from a single static test,” said Riley Ennis, Freenome’s co-founder and chief product officer. “The gains in our next-generation CRC test, our demonstrated performance in lung cancer and ongoing development of more than 10 additional indications show that architecture at work. AI is embedded in how our tests integrate and interpret complex biology, while population-scale testing builds the molecular and clinical datasets needed to refine and validate future versions. Over time, repeated screening can establish each person’s baseline and reveal meaningful changes earlier, when patients have more options to change the course of disease.”

Added Adam Stone, chief investment officer of Perceptive Advisors: “Freenome has built one of the most differentiated platforms we’ve seen in cancer diagnostics by combining multiomics with AI to tackle one of healthcare’s biggest unmet needs. With clinical validation, commercial partnerships and a scalable operating model now in place, the company is well positioned to expand access to blood-based cancer screening and redefine how cancer is detected across multiple indications.”

Freenome will use the proceeds from this transaction to support its mission of making early cancer detection simple, accessible and personalized. The company is focusing its efforts on three foundational pillars:

Building a Comprehensive Cancer Detection Portfolio

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Accelerate the development of the company’s blood-based cancer screening pipeline, beginning with colorectal cancer (the first blood-based screening indication with an established reimbursement pathway), while advancing lung cancer, future test generations and a broader portfolio of single-cancer and multi-cancer tests across high-priority indications.

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Generate the clinical evidence needed to support future product launches, including completion of the PROACT Lung study and additional prospective clinical validation studies designed to support regulatory submissions and broad adoption.

Advancing the AI-Enabled Multiomics Platform

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Develop next-generation assay and automation technologies alongside ML and deep learning models that integrate new analytes to potentially improve detection, expand across cancer indications and enable applications beyond oncology.

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Connect molecular test results with longitudinal clinical outcomes and real-world data at population scale, creating a feedback loop that informs future algorithms, risk models and product generations.

Scaling Commercialization and Reaching More Patients with Personalized Cancer Detection

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Deploy the commercial, laboratory and digital infrastructure needed to deliver multiple screening tests across health systems and primary care. Supported by strategic partnerships with Abbott and Roche, Freenome plans to combine its blood-based screening tests with clinical workflow and patient navigation capabilities to help providers identify eligible patients and guide them through the screening process. As more patients are tested, the resulting data creates a data flywheel that continuously improves test performance and accelerates future development.

Freenome is led by Chief Executive Officer Aaron Elliott, Ph.D.; Co-founder and Chief Product Officer Riley Ennis; Chief Financial Officer Linh Le; and Chief Scientific Officer Jimmy Lin, M.D., Ph.D., MHS.

Freenome’s Board of Directors includes Ann Costello, former head of Roche Diagnostic Solutions; Aaron Elliott, Ph.D., CEO at Freenome; Peter Kolchinsky, Ph.D., managing partner at RA Capital Management LP; Deepa Pakianathan, Ph.D., CEO at a stealth biotech company; Carole Nuechterlein, former head of Roche Venture Fund; Randy Scott, Ph.D., CEO at Thinking Bench Capital, LLC; and Douglas VanOort, former chairman and CEO at Neogenomics Inc.

Jefferies and Leerink Partners acted as joint lead placement agents for PCSC in connection with the PIPE transaction. Jefferies also acted as lead financial advisor and lead capital markets advisor, and Leerink Partners also acted as joint capital markets advisor to PCSC.  TD Cowen acted as lead financial advisor, Guggenheim Securities, LLC acted as capital markets advisor, and BTIG, LLC acted as financial advisor to Freenome. Goodwin Procter acted as legal counsel to Freenome. Cooley LLP acted as legal counsel to PCSC. White & Case LLP acted as legal counsel to the placement agents. Greenberg Traurig, LLP acted as legal counsel to Freenome’s advisors.

About Freenome

Freenome is an early cancer detection company developing blood-based screening tests to identify cancer in its earliest, most treatable stages. The company’s proprietary multiomics discovery platform analyzes circulating cell-free DNA methylation patterns at single-base resolution alongside additional biomarkers to detect multiple cancers. Freenome’s development of SimpleScreen™ CRC for colorectal cancer screening, with clinical validation through the PREEMPT CRC Study, and a pipeline of tests for lung cancer and additional indications is designed to increase cancer screening participation among millions of at-risk individuals. For more information, visit www.freenome.com.

About Perceptive Capital Solutions Corp (PCSC)

PCSC was formed as a blank check company for the purpose of entering into a combination with one or more businesses or entities. PCSC’s sponsor is an affiliate of Perceptive Advisors, a leading life sciences focused investment firm.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements. Forward-looking statements are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” and similar expressions. These forward looking statements include, without limitation, statements regarding Freenome’s expectations regarding the commencement of trading of its shares on the Nasdaq Capital Market, anticipated use of proceeds from the transaction, Freenome’s ability to expand its portfolio and across multiple indications and reach additional patients. These statements are based on various assumptions and current expectations, and are not predictions of actual performance. Actual events and circumstances may differ materially from those projected. Risks include regulatory approval timelines for diagnostic tests, market adoption of blood-based screening, ability to execute partnership agreements with Abbott, Roche and others, competitive landscape changes, clinical validation of product candidates, manufacturing and scaling challenges, and ability to attract and retain qualified personnel. Additional information on risks and uncertainties is available in SEC filings by the company. Freenome undertakes no obligation to update forward-looking statements except as required by law.

Contacts

Investor Relations
freenome@gilmartinir.com

Media Contact
Ryan Flinn
The Grace Group
ryan@gracegroup.us